MARSH                                 JAMES TOLFREE
                                       Vice President

                                       Marsh USA Inc.
                                       1166 Avenue of the Americas, 37th Floor
                                       New York, NY  10036
                                       212 345 9981    Fax 212 345 4213
                                       James.Tolfree@Marsh.com
                                       www.marsh.com

July 10, 2007

Linzie D. Steinbach
Vice President - Accounting Manager
US Trust Alternative Investments Division
225 High Ridge Road, West Building
Stamford, CT 06905

Subject:
EXCELSIOR PRIVATE EQUITY FUND II, INC.
FINANCIAL INSTITUTION INVESTMENT COMPANY ASSET PROTECTION BOND
FEDERAL INSURANCE COMPANY POLICY # 81458705
FOR THE PERIOD: APRIL 6, 2007 TO APRIL 6, 2008

Dear Linzie,

Subsequent to the April 6, 2007 Excelsior Private Equity Fund II, Inc. Financial Institutional Investment Company Asset Protection Bond's renewal, Excelsior Directional Hedge Fund of Funds (TE), LLC, and Excelsior Directional Hedge Fund of Funds (TI), LLC. have been added retroactively to the bond effective April 6, 2007. Excelsior Directional Hedge Fund of Funds, Ltd. has been added retroactively to the bond effective May 1, 2007.

As requested, I have examined the Fidelity Bond limit requirements, as prescribed in Rule 17g-1 for the funds insured under the captioned Bond, as of the policy effective date. This limits analysis is based upon the total asset value of each fund as stated in the relevant renewal application.

The results of the analysis are as follows:


                     FUND                                                  ASSET VALUE AS OF          REQUIRED LIMIT
                                                                               01/31/07
                                                                           ($ IN MILLIONS)
  Excelsior Private Equity Fund II, Inc.                                        $49.8                     $350,000
  Excelsior Venture Partners III, LLC                                           $74.0                     $400,000
  Excelsior Venture Investors III, LLC                                    (a)    $0.0                      $50,000
  Excelsior Absolute Return Fund of Funds, LLC                            (b)    $2.7                     $125,000
  Excelsior Absolute Return Fund of Funds Master Fund, LLC                (b)  $259.7                     $750,000
  Excelsior Buyout Investors, LLC                                         (c)    59.4                     $400,000
  Excelsior Directional Hedge Fund of Funds Master Fund, LLC              (d)  $310.0                     $750,000
  Excelsior Directional Hedge Fund of Funds (TI), LLC                     (d)     0.0                      $50,000
  Excelsior Directional Hedge Fund of Funds (TE), LLC                     (e)     0.0                      $50,000
  Excelsior Directional Hedge Fund of Funds, Ltd.                         (f)     0.0                      $50,000
                                                                        TOTAL REQUIRED LIMIT:           $2,975,000
Please see notes to follow.



    (a) EXCELSIOR VENTURE INVESTORS III, LLC IS A FEEDER FUND AS PART OF A MASTER/FEEDER STRUCTURE WHERE EXCELSIOR VENTURE PARTNERS III, LLC IS
        THE MASTER FUND. THEREFORE, EVI III'S ASSETS ARE SUBSTANTIALLY
        INVESTED IN THE MASTER. THE TOTAL ASSETS FIGURE LISTED REPRESENTS
        ASSETS NOT INVESTED IN THE MASTER FUND.
    (b) EXCELSIOR ABSOLUTE RETURN FUND OF FUNDS, LLC IS A FEEDER FUND AS
        PART OF A MASTER/FEEDER STRUCTURE WHERE EXCELSIOR ABSOLUTE RETURN
        FUND OF FUNDS MASTER FUND, LLC IS THE MASTER FUND.
    (c) AS OF 12/31/06
    (d) ON 04/23/07, EXCELSIOR DIRECTIONAL HEDGE FUND OF FUNDS, LLC TRANSFERRED ALL OF ITS CAPITAL TO EXCELSIOR DIRECTIONAL HEDGE FUND OF FUNDS (TI), LLC. EXCELSIOR DIRECTIONAL HEDGE FUND OF FUNDS (TI), LLC IS A FEEDER FUND WHICH OPERATES AS PART OF A MASTER/FEEDER STRUCTURE WHERE EXCELSIOR DIRECTIONAL HEDGE FUND OF FUNDS MASTER FUND, LLC IS THE MASTER FUND.
    (e) AS OF 04/23/07
    (f) AS OF 05/01/07

As you are aware, the limit under the current bond is $3,500,000. Therefore, according to these calculations, the bond amount is sufficient to meet requirements Rule 17g-1, as of the policy effective date.


Thank you and regards,


/s/ James Tolfree
James Tolfree
Vice President